Exhibit 99.1

NEWS RELEASE For information contact: Kevin B. Habicht Chief Financial Officer (407) 265-7348	FOR IMMEDIATE RELEASE May 3, 2012

FIRST QUARTER 2012 OPERATING RESULTS

ANNOUNCED BY NATIONAL RETAIL PROPERTIES, INC.

Orlando, Florida, May 3, 2012 – National Retail Properties, Inc. (NYSE: NNN), a real estate investment trust, today announced operating results for the quarter ended March 31, 2012. Highlights include:

Operating Results:

•	Revenues and net earnings, FFO and AFFO available to common stockholders:

	Quarter Ended March 31,
	2012	2011
	(in thousands, except per share data)
Revenues	$78,658	$61,529

Net earnings available to common stockholders	$24,755	$19,124
Net earnings per common share (diluted)	$0.23	$0.23

FFO available to common stockholders	$41,820	$31,393
FFO per common share (diluted)	$0.39	$0.38

AFFO available to common stockholders	$46,260	$34,516
AFFO per common share (diluted)	$0.44	$0.41

•	Excluding a $3.1 million charge for the redemption of our 7.375% Series C preferred stock, FFO per share for the quarter ended March 31, 2012 was $0.42

•	Portfolio occupancy was 97.5% at March 31, 2012, as compared to 97.4% at December 31, 2011, and 96.9% at March 31, 2011

Investments and Dispositions for the quarter ended March 31, 2012:

•	Investments:

•	$197.9 million in the Property Portfolio, including acquiring 67 properties with an aggregate 594,000 square feet of gross leasable area

•	Dispositions:

•	Three properties with net proceeds of $5.2 million

Capital transactions for the quarter ended March 31, 2012:

•	Issued 11,500,000 depositary shares representing interests in our 6.625% Series D Cumulative preferred stock at a price of $25.00 per depositary share generating net proceeds of $277.6 million

•	Redeemed all 3,680,000 depositary shares representing interests in our 7.375% Series C Cumulative preferred stock at the liquidation value of $25.00 per depositary share, for $92 million

•	Issued 1,428,069 common shares generating $37.7 million of net proceeds pursuant to the Dividend Reinvestment and Stock Purchase Plan

National Retail Properties announced an increase in 2012 FFO guidance to $1.67 to $1.72 per share excluding first quarter’s $3.1 million preferred stock redemption charge and before any impairment expense and estimated AFFO to be $1.76 to $1.81 per share. The FFO guidance equates to the net earnings before any gains or losses from the sale of real estate of $1.02 to $1.07 per share plus $0.65 per share of expected real estate depreciation and amortization. The guidance is based on current plans and assumptions and subject to risks and uncertainties more fully described in this press release and the company’s reports filed with the Securities and Exchange Commission.

Craig Macnab, Chief Executive Officer, commented: “We are very pleased with the strong start to 2012. Acquisition volume, initial yields and the cost of capital were all better than we originally anticipated and puts us on track to grow FFO per share by over 8% in 2012.”

National Retail Properties invests primarily in high-quality retail properties subject generally to long-term, net leases. As of March 31, 2012, the company owned 1,486 properties in 47 states with a gross leasable area of approximately 17.0 million square feet. For more information on the company, visit www.nnnreit.com.

Management will hold a conference call on May 3, 2012, at 10:30 a.m. ET to review these results. The call can be accessed on the National Retail Properties web site live at http://www.nnnreit.com. For those unable to listen to the live broadcast, a replay will be available on the company’s web site. In addition, a summary of any earnings guidance given on the call will be posted to the company’s web site.

Statements in this press release that are not strictly historical are “forward-looking” statements. Forward-looking statements involve known and unknown risks, which may cause the company’s actual future results to differ materially from expected results. These risks include, among others, general economic conditions, local real estate conditions, changes in interest rates, increases in operating costs, the preferences and financial condition of our tenants, the availability of capital, risks related to our status as a REIT and the profitability of the company’s taxable subsidiary. Additional information concerning these and other factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (“SEC”) filings, including, but not limited to, the company’s Annual Report on Form 10-K. Copies of each filing may be obtained from the company or the SEC. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release. National Retail Properties undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date these statements were made.

The reported results are preliminary and not final and there can be no assurance that the results will not vary from the final information filed on Form 10-Q with the SEC for the quarter March 31, 2012. In the opinion of management, all adjustments considered necessary for a fair presentation of these reported results have been made.

Funds From Operations, commonly referred to as FFO, is a relative non-GAAP financial measure of operating performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP. FFO is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and is used by the company as follows: net earnings (computed in accordance with GAAP) plus depreciation and amortization of assets unique to the real estate industry, excluding gains (or including losses) on the disposition of certain assets, the company’s share of these items from the company’s unconsolidated partnerships and any impairment charges on a depreciable real estate asset.

FFO is generally considered by industry analysts to be the most appropriate measure of performance of real estate companies. FFO does not necessarily represent cash provided by operating activities in accordance with GAAP and should not be considered an alternative to net earnings as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers FFO an appropriate measure of performance of an equity REIT because it primarily excludes the assumption that the value of the real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. The company’s computation of FFO may differ from the methodology for calculating FFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to FFO, as defined by NAREIT, is included in the financial information accompanying this release.

Adjusted Funds From Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO further adjusts FFO for certain non-cash items that reduce or increase net income in accordance with GAAP. AFFO should not be considered an alternative to net earnings, as an indication of the company’s performance or to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The company’s computation of AFFO may differ from the methodology for calculating AFFO used by other equity REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net earnings (computed in accordance with GAAP) to AFFO is included in the financial information accompanying this release.

The company has determined that there are earnings from discontinued operations in each of its segments, real estate held for investment and real estate held for sale. All property dispositions from the company’s held for investment segment are classified as discontinued operations. In addition, certain properties in the company’s held for sale segment that have generated revenues before disposition are classified as discontinued operations. The results of operations for prior periods for these properties now classified as discontinued operations have been restated to reflect the results in earnings from discontinued operations for comparability purposes. These adjustments resulted in a decrease in the company’s reported total revenues and total and per share earnings from continuing operations and an increase in the company’s earnings from discontinued operations. However, the company’s total and per share FFO and net earnings available to common stockholders are not affected.

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended March 31,
	2012	2011
Income Statement Summary

Revenues:
Rental and earned income	$74,364	$57,862
Real estate expense reimbursement from tenants	2,832	2,280
Interest and other income from real estate transactions	707	620
Interest income on commercial mortgage residual interests	755	767

	78,658	61,529

Retail operations:
Revenues	11,224	8,850
Operating expenses	(11,062)	(8,852)

Net	162	(2)

Operating expenses:
General and administrative	7,603	6,657
Real estate	4,612	3,652
Depreciation and amortization	18,117	13,428
Impairment - commercial mortgage residual interests valuation	—	129

	30,332	23,866

Other expenses (revenues):
Interest and other income	(386)	(342)
Interest expense	19,645	17,662

	19,259	17,320

Income tax benefit (expense)	(97)	19
Equity in earnings of unconsolidated affiliate	150	109

Earnings from continuing operations	29,282	20,469

Earnings from discontinued operations	542	384

Earnings including noncontrolling interests	29,824	20,853

Loss (earnings) attributable to noncontrolling interests:
Continuing operations	20	26
Discontinued operations	(12)	(59)

	8	(33)

Net earnings attributable to NNN	29,832	20,820
Series C preferred stock dividends	(1,979)	(1,696)
Excess of redemption value over carrying value of preferred shares redeemed	(3,098)	—

Net earnings available to common stockholders	$24,755	$19,124

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	March 31,
	2012	2011

Weighted average common shares outstanding:
Basic	104,841	83,123

Diluted	106,211	83,570

Net earnings per share available to common stockholders:
Basic:
Continuing operations	$0.23	$0.23
Discontinued operations	—	—

Net earnings	$0.23	$0.23

Diluted:
Continuing operations	$0.22	$0.22
Discontinued operations	0.01	0.01

Net earnings	$0.23	$0.23

National Retail Properties, Inc.

(in thousands, except per share data)

(unaudited)

	Quarter Ended
	March 31,
	2012	2011
Funds From Operations (FFO) Reconciliation:
Net earnings available to common stockholders	$24,755	$19,124
Real estate depreciation and amortization:
Continuing operations	17,273	12,209
Discontinued operations	27	102
Joint venture real estate depreciation	44	44
Gain on disposition of real estate	(314)	(86)
Impairment losses - real estate	35	—

Total FFO adjustments	17,065	12,269

FFO available to common stockholders	$41,820	$31,393

FFO per share:
Basic	$0.40	$0.38

Diluted	$0.39	$0.38

Adjusted Funds From Operations (AFFO) Reconciliation:
Net earnings available to common stockholders	$24,755	$19,124
Total FFO adjustments	17,065	12,269

FFO available to common stockholders	41,820	31,393

Straight-line accrued rent	(795)	4
Net capital lease rent adjustment	402	413
Below market rent amortization	(635)	(97)
Stock based compensation expense	1,785	1,393
Capitalized interest expense	(431)	(322)
Convertible debt interest expense	1,044	1,603
Impairment losses and other charges, net of recoveries	(28)	129
Excess of redemption value over carrying value of preferred share redemption	3,098	—

Total AFFO adjustments	4,440	3,123

AFFO available to common stockholders	$46,260	$34,516

AFFO per share:
Basic	$0.44	$0.42

Diluted	$0.44	$0.41

Other Information:
Percentage rent	$109	$113

Amortization of debt costs	$828	$1,176

Scheduled debt principal amortization (excluding maturities)	$288	$272

Non-real estate depreciation expense	$22	$49

National Retail Properties, Inc.

(in thousands)

(unaudited)

Earnings from Discontinued Operations: NNN classified the revenues and expenses related to properties which generated revenue and were sold or generated revenue and were held for sale as of March 31, 2012, as discontinued operations. The following is a summary of the earnings from discontinued operations.

	Quarter Ended March 31,
	2012	2011

Revenues:
Rental and earned income	$830	$849
Real estate expense reimbursement from tenants	122	165
Interest and other income from real estate transactions	4	31

	956	1,045

Expenses:
General and administrative	4	4
Real estate	244	279
Depreciation and amortization	51	123
Impairment losses - real estate	35	—
Interest	357	340

	691	746

Gain on disposition of real estate	314	132
Income tax expense	(37)	(47)

Earnings from discontinued operations including noncontrolling interests	542	384
Earnings attributable to noncontrolling interests	(12)	(59)

Earnings from discontinued operations attributable to NNN	$530	$325

National Retail Properties, Inc.

(in thousands)

(unaudited)

	March 31, 2012	December 31, 2011
Balance Sheet Summary

Assets:
Cash and cash equivalents	$3,033	$2,082
Receivables, net of allowance	1,563	2,149
Investment in unconsolidated affiliate	4,312	4,358
Mortgages, notes and accrued interest receivable	36,366	33,428
Real estate:
Accounted for using the operating method, net of accumulated depreciation and amortization	3,393,906	3,223,304
Accounted for using the direct financing method	25,359	25,752
Real estate held for sale	42,997	38,686
Commercial mortgage residual interests	15,016	15,299
Accrued rental income, net of allowance	25,687	25,187
Other assets	64,299	64,184

Total assets	$3,612,538	$3,434,429

Liabilities:
Line of credit payable	$26,200	$65,600
Mortgages payable	22,883	23,171
Notes payable - convertible, net of unamortized discount	356,416	355,371
Notes payable, net of unamortized discount	895,103	894,967
Other liabilities	95,764	91,444

Total liabilities	1,396,366	1,430,553

Stockholders’ equity of NNN	2,214,802	2,002,498
Noncontrolling interests	1,370	1,378

Total equity	2,216,172	2,003,876

Total liabilities and equity	$3,612,538	$3,434,429

Common shares outstanding	106,595	104,755

Gross leasable area, Property Portfolio (square feet)	16,999	16,428

NNN Retail Properties Fund I LLC

(in thousands)

(unaudited)

In September 2007, the company entered into a joint venture, NNN Retail Properties Fund I LLC, with an affiliate of Crow Holdings Realty Partners IV, L.P. The company owns a 15 percent equity interest, and the following summary represents the Balance Sheet and Income Statement Summary for the joint venture. The company’s investment in the joint venture is included in the company’s Balance Sheet Summary under “Investment in unconsolidated affiliate.”

	March 31, 2012	December 31, 2011

Assets:
Cash and cash equivalents	$334	$307
Receivables	200	200
Real estate	70,615	70,911
Other assets	372	402

	$71,521	$71,820

Liabilities:
Notes payable	$42,700	$42,700
Other liabilities	74	65

Total liabilities	42,774	42,765

Members’ equity	28,747	29,055

Total liabilities and equity	$71,521	$71,820

	Quarter Ended March 31,
	2012	2011

Revenues:
Rental income	$1,565	$1,565

Expenses:
General and administrative	106	73
Real estate	4	5
Depreciation and amortization	323	369
Interest	193	454

	626	901

Net earnings	$939	$664

National Retail Properties, Inc.

Property Portfolio

Top 20 Lines of Trade

		As of March 31,
	Line of Trade	2012(1)	2011 (2)
1.	Convenience stores	23.5%	23.3%
2.	Restaurants - full service	11.7%	10.7%
3.	Automotive parts	6.2%	7.8%
4.	Automotive service	5.3%	5.4%
5.	Theaters	4.7%	5.6%
6.	Sporting goods	4.6%	4.4%
7.	Wholesale clubs	3.8%	0.4%
8.	Restaurants - limited service	3.6%	4.1%
9.	Drug Stores	3.3%	3.9%
10.	Consumer electronics	3.3%	2.4%
11.	Recreational vehicle dealers, parts and accessories	2.6%	0.9%
12.	Health and fitness	2.4%	2.7%
13.	Travel plazas	2.4%	2.3%
14.	Home improvement	2.1%	1.0%
15.	Family entertainment centers	2.0%	1.3%
16.	Books	1.9%	3.8%
17.	Grocery	1.9%	2.6%
18.	Office supplies	1.5%	2.3%
19.	Furniture	1.3%	2.3%
20.	General Merchandise	1.3%	1.2%
	Other	10.6%	11.6%

	Total	100.0%	100.0%

Top 10 States

	State	% of Total(1)		State	% of Total(1)
1.	Texas	22.4%	6.	Ohio	3.7%
2.	Florida	9.4%	7.	California	3.3%
3.	Illinois	5.6%	8.	Indiana	3.2%
4.	North Carolina	5.0%	9.	Virginia	3.1%
5.	Georgia	4.1%	10.	Arizona	3.1%

(1)	Based on the annualized base rent for all leases in place as of March 31, 2012.
(2)	Based on the annualized base rent for all leases in place as of March 31, 2011.

National Retail Properties, Inc.

Property Portfolio

Top Tenants

	Properties	% of Total (1)
Pantry	95	6.2%
Susser	86	6.1%
CL Thomas	66	5.1%
AMC Theatre	15	4.1%
BJ’s Wholesale Club	7	3.8%
Best Buy	19	3.2%
Mister Car Wash	46	3.0%
Road Ranger	34	2.9%
Gander Mountain	8	2.6%
Camping World	19	2.6%
Pull-A-Part	20	2.6%
OSI Restaurant Partners	34	2.4%
LA Fitness	9	2.3%
Pep Boys	17	2.3%
Logan’s Roadhouse	28	2.2%

Lease Expirations(2)

	% of Total(1)	# of Properties	Gross Leasable Area (3)		% of Total(1)	# of Properties	Gross Leasable Area (3)
2012	1.1%	20	295,000	2018	3.6%	42	873,000
2013	3.2%	41	863,000	2019	3.1%	41	685,000
2014	3.2%	43	587,000	2020	3.6%	90	829,000
2015	2.9%	68	945,000	2021	4.9%	86	723,000
2016	2.0%	38	593,000	2022	8.5%	96	964,000
2017	4.0%	39	906,000	Thereafter	59.9%	826	7,969,000

(1)	Based on the annual base rent of $313,918,000, which is the annualized base rent for all leases in place as of March 31, 2012.
(2)	As of March 31, 2012, the weighted average remaining lease term is 12 years.
(3)	Square feet.